                                                                    Exhibit 10.4

                    Confidential treatment has been requested for portions of this exhibit. The copy filed herewith omits the information subject to the confidentiality request. Omissions are designated as [*]. A complete version of this exhibit has been filed separately with the Securities and Exchange Commission.



September 28, 2001

Mr. Morgan Guenther
Senior Vice President, Business Development
TiVo, Inc.
2160 Gold Street
PO Box 2160
Alviso CA 95002

References:  Warrant and Registration Rights Agreement between TiVo, Inc. and
             DIRECTV, Inc., dated October 6, 2000 (the "Warrant Agreement")

             Marketing Agreement between TiVo, Inc. and DIRECTV Inc. dated April 13, 1999 as amended (the "Marketing Agreement")

Dear Morgan:

Per our conversation today, we offer the following counter-proposal for your consideration:

     1.   Term
          ----

     The "Term" of the proposed buy-down program is the period beginning retroactively on July 7, 2001, through January 31, 2002.

     2.   DIRECTV/TiVo Buy-Down Contribution
          ----------------------------------

     For the period beginning July 7, 2001 until the effective date of the buy-down [*] (from [*] total to [*] total), DIRECTV and TiVo will each contribute [*] per DIRECTV with TiVo receiver sold.

     From the effective date of the buy-down [*] through the remainder of the Term, DIRECTV will contribute [*] per DIRECTV with TiVo receiver sold. During this period, TiVo will contribute [*] per DIRECTV with TiVo receiver sold.

     Following the Term, and through [*], DIRECTV agrees to contribute [*] per DIRECTV with TiVo receiver sold, to an amount [*]. During this period, TiVo will contribute [*] per DIRECTV with TiVo receiver sold.

     DIRECTV will contribute this per unit amount to all authorized DIRECTV dealers where DIRECTV with TiVo receivers are sold, and DIRECTV and TiVo shall jointly, communicate the extension of the buy-down program to all such dealers.

----------
[*] Certain information on this page has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

Mr. Morgan Guenther
September 27, 2001
Page 2

     3.   Consideration to DIRECTV
          ------------------------

     In exchange for DIRECTV's contribution to the buy-down, the following consideration shall be made to DIRECTV with respect to DIRECTV with TiVo receivers sold between July 7, 2001 and April 30, 2002.

          . In addition to the current [*] TiVo revenue share paid to DIRECTV, TiVo will pay DIRECTV an incremental revenue share of [*](for a total of [*]) with respect to each receiver for which DIRECTV provides buy-down funding in the amount of [*] per unit. This consideration shall be retroactive to July 7, 2001, and shall replace the previous TiVo warrant structure.

          . In addition to the current [*] TiVo revenue share paid to DIRECTV, TiVo will pay DIRECTV an incremental revenue share of [*] (for a total of [*]) with respect to each receiver for which DIRECTV provides buy-down funding in the amount of [*] per unit. This consideration shall replace the previous TiVo warrant structure.

     4.   Amendment to the Marketing Agreement
          ------------------------------------

     TiVo agrees to an amendment of the Marketing Agreement that eliminates
     Section 5.2 of the Marketing Agreement, provided that DIRECTV delivers the following marketing assets to TiVo:

          . [*] TiVo, Inc. produced and branded thirty (30) second cross-channel TV spots average per week running approximately from early October to the end of the Term, with a comparable value in terms of day part and programming schedule DIRECTV has provided to TiVo for the past six months.

          . [*] TiVo, Inc. produced and branded thirty (30) second cross-channel TV spots average per week on the DIRECTV movies and sports barker channel, running approximately from early October 2001 to the end of the Term.

          . One half-page, TiVo, Inc. produced and branded bill stuffer in a DIRECTV billing cycle before the end of the Term.

          . One full page, color print advertising insertion in the December, 2001 and January, 2002 issues of DIRECTV Guide publication,

          . One full page, black and white print advertising insertion in the November/December 2001 issue of the DIRECTV Sports Magazine.

----------
[*] Certain information on this page has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

Mr. Morgan Guenther
September 27, 2001
Page 3

     5.   Administration
          --------------

     DIRECTV agrees to continue to act as administrator of the buy-down program throughout the Term, provided that TiVo [*]. The [*] shall remain in place until Reconciliation (as defined below) has occurred. On the 25th day of each month during the Term, and until the Reconciliation is completed, DIRECTV shall invoice TiVo for all units for which i) DIRECTV has received a buy-down invoice and ii) DIRECTV has determined a buy-down payment is owed. In addition, on the 25th day of each month during the Term and thereafter, DIRECTV shall deliver to TiVo the revenue share report for the DIRECTV with TiVo Receiver revenues for the immediate month prior. On the 25th of each month during the Term and thereafter, TiVo shall deliver to DIRECTV the revenue share report for the TiVo Stand Alone Receiver revenues for the immediate month prior. On the 30th day of each month during the Term and thereafter, DIRECTV shall deliver to TiVo an Offset invoice, setting forth all respective payables and receivables for immediate month prior. Payment shall be due on the Offset invoice within ten days of delivery of the Offset invoice to TiVo, whether payment is due and owing DIRECTV or due and owing TiVo.

     DIRECTV will have the right [*] if payment for any unpaid amounts owed by TiVo is not received by DIRECTV within 10 days of delivery of the Offset invoice. The amount of the [*] by any amounts paid in the form of cash by TiVo. Within 180 days following the end of the Term, DIRECTV shall perform a reconciliation (the Reconciliation"), in which DIRECTV shall calculate the number of receivers sold during the Term for which no buy-down payment has been paid by TiVo, and invoice TiVo accordingly. Upon reasonable notice, TiVo shall have the right to perform an audit of DIRECTV's books and records to verify amounts of the invoices related to the buy-down program submitted by DIRECTV to TiVo. Beyond the Term, TiVo [*] the buy-down program to authorized DIRECTV dealers.

Please indicate TiVo's agreement to the above by signing this agreement as indicated below.

DIRECTV, Inc.


            /s/ Brad Beale
-------------------------------------------
BY:  Brad Beale
ITS: Senior Vice President

----------
[*] Certain information on this page has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

Mr. Morgan Guenther
September 27, 2001
Page 4

ACKNOWLEDGED AND AGREED:
TiVo, Inc.


BY:  /s/ Morgan Guenther                          Date:   9/27/01
     ----------------------------                       -------------
ITS: Senior Vice President
     ----------------------------